EXHIBIT 11

                            FOCUS ENHANCEMENTS, INC.
                   STATEMENT COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                                      Three months ended
                                                            September 30,             September 30,
                                                                1996                      1995
                                                            --------------           --------------

Net income (loss)                                           $  (5,657,639)           $     589,462
                                                            ==============           ==============

Primary:

Weighted average number of common shares outstanding            9,476,462                6,618,109
Weighted average common equivalent shares                                                1,153,508
                                                            --------------           --------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data             9,476,462                7,771,617
                                                            ==============           ==============

Fully diluted:

Weighted average number of common shares outstanding            9,476,462                6,618,109
Weighted average common equivalent shares                                                1,687,927
                                                            --------------           --------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data             9,476,462                8,306,036
                                                            ==============           ==============

Net income (loss) per share
        Primary                                             $       (0.60)           $        0.08
                                                            ==============           ==============
        Fully diluted                                       $       (0.60)           $        0.07
                                                            ==============           =============

                                                                      Nine months ended
                                                             September 30,            September 30,
                                                                 1996                      1995
                                                            --------------           --------------

Net income (loss)                                           $  (9,220,737)           $     696,735
                                                            ==============           ==============

Primary:

Weighted average number of common shares outstanding            8,477,011                5,831,957
Weighted average common equivalent shares                               -                  561,376
                                                            --------------           --------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data             8,477,011                6,393,333
                                                            ==============           ==============

Fully diluted:

Weighted average number of common shares outstanding            8,477,011                5,831,957
Weighted average common equivalent shares                               -                1,358,078
                                                            --------------           --------------

Weighted average number of common and common equivalent
shares outstanding used to calculate per share data             8,477,011                7,190,035
                                                            ==============           ==============

Net income (loss) per share
        Primary                                             $       (1.09)           $        0.11
                                                            ==============           ==============
        Fully diluted                                       $       (1.09)           $        0.10
                                                            ==============           ==============